June 26, 2010                                             $6,000.00
                       CONVERTIBLE PROMISSORY NOTE

                    STRATEGIC DENTAL MANAGEMENT CORP.

This Note has not been registered under the Securities Act of 1993, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws. This Note may not be sold, pledged, transferred or assigned except in a transaction which is exempt under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel satisfactory to the Company that such transaction does not require registration of this Note.

Strategic Dental Management Corp., a Colorado corporation (the "Company"), for value received, hereby promises to pay American Business Services, Inc., or assign(s) (the "Holder"), on or before June 28, 2010 (the "Maturity Date"), at the offices of Holder, the principal sum of Six Thousand and 00/100 Dollars ($6,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note shall be interest free until June 28, 2011, after which time it shall bear interest at the rate of 6% per annum. Interest shall accrue and be compounded monthly and shall be payable in like coin or currency on the Maturity Date.

Transfers of Note to Comply with the Securities Act.

The Holder agrees that this Note may not be sold, transferred, pledged or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel to the Company, is a person to whom the Note may legally be transferred without registration and without delivery of a current prospectus under the Securities Act with respect thereto and then only against a receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; (2) to any person who complies with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (3) to any person upon the delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and offering thereof for such sale or disposition, and thereafter to all successive assignees.

1. Prepayment.

The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

2. Optional Conversion.

a. The unpaid principal on this Note shall be convertible, at the sole and exclusive option of the Holder, prior to the payment in full of the principal and interest outstanding under this Note into common stock of Strategic Dental Management, Inc. The Holder of the Note must give twenty (20) days advanced written notice to the Company of its intention to convert the Note, unless agreed to otherwise by the parties. No fractional shares shall be issued upon the conversion of this Note. All shares of the Issued Securities (including fractions thereof) issuable upon conversion of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregations, the conversion would result in the issuance of a fraction of a share of the Issued Securities, the Company shall, in lieu of issuing any fraction of a share of the Issued Securities, the Company shall, in lieu of issuing any fractional share, issue an additional share.

b. The number of shares issuable upon any optional conversion hereunder, whether the entire Note or any part thereof, shall be equal to that number of shares of common stock of the Company that results from dividing the amount of the Note to be converted by $0.05 per share, unless agreed to otherwise by the Note Holder and the Board of Directors of the Company.

4. Events of Default.

a. This Note shall become due and payable immediately upon the failure by the Company to pay within five (5) days of the date due any amount of the principal or accrued interest on this Note;

5. Miscellaneous.

b. This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

c. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purpose whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. This Note may only be transferred in accordance with Section 1 above. This Note is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

d. Payments of principal and accrued interest shall be made to the registered owner of this Note. Payments of principal shall be made to the registered owner of this Note upon presentation of this Note on or after maturity of this Note and its presentation for payment.

e. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in the Note.

f. This Note shall be construed and enforced in accordance with the laws of the State of Colorado.

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g. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future shareholder, officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporations, otherwise, all such liability of incorporators, shareholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

h. The Company shall pay all costs and expenses incurred by the Holder to enforce any of the provisions of this Note, including reasonable attorneys' fees and other expenses of collection.

i. Nothing in this Note shall be construed to confer upon the Holder or any other person the right to vote, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares issuable upon the conversion hereof until, and only to the extent that, this Note shall have been converted.

i. Nothing in this Note shall be construed to infer that the Company will, at any time, register the shares of stock which may be issued by the Company as a result of the election of the Note Holder to convert any or all the Note in shares of Common Stock of the company. It is understood that the shares of Common Stock issued as a result of the conversion of all or part of the Convertible Promissory Note shall be from the authorized but unissued shares of the Common Stock of the Company and shall be restricted shares.

IN WITNESS WHEREOF, Strategic Dental Management Corp. has caused this Note to be executed in its name by its President as of the date first set forth above.

STRATEGIC DENTAL MANAGEMENT CORP.


By: /s/Brian E. Ray                     By:/s/John C. Lundgreen
   --------------------------           ---------------------------
Brian E. Ray - President - Director     John C. Lundgreen - Vice
                                         President, Director


American Business Services, Inc.


By: /s/Phil E. Ray
   ---------------------------
   Phil E. Ray - President